Exhibit 10.1

September 7, 2022

Hellman & Friedman Advisors LLC

415 Mission Street, Suite 5700

San Francisco, California 94105

Re: Splunk Inc.

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is by and between Hellman & Friedman Advisors LLC, a Delaware limited liability company (“H&F”), and Splunk Inc., a Delaware corporation (the “Company”). The Company and H&F are each herein referred to as a “party” and, collectively, the “parties.”

1.                  Access to Confidential Information.

(a)               Subject to the terms of Section 2 of this Agreement, until the Termination Date (as defined below), the Company may provide to H&F and certain of its Representatives access to (i) certain Confidential Information (as defined below) and (ii) members of the Company’s management team to discuss the Company’s affairs, finances, and accounts.

(b)               For purposes of this Agreement, the term “Confidential Information” shall include, without limitation, (x) all notes, memoranda, summaries, analyses, compilations, forecasts, data, studies, interpretations, product plans, inventions, or other documents or materials provided to H&F and its Representatives by the Company or its Representatives and (y) any notes, analyses, reports, models, compilations, studies, forecasts, interpretations, documents or records containing, referring, relating to, based upon or derived from such documents or materials, in whole or in part; provided that the term “Confidential Information” shall not include information that H&F or its Representatives (as defined below), as applicable, can establish (i) was publicly known and made generally available in the public domain prior to the time of disclosure to H&F by the Company or its Representatives; (ii) becomes publicly known and made generally available in the public domain after disclosure to H&F by the Company through no direct or indirect action or inaction of H&F or its Representatives; (iii) is in the possession of H&F or its Representatives without confidentiality restrictions, at the time of disclosure as shown by H&F’s or such Representative’s files and records immediately prior to the time of disclosure; (iv) became available to H&F or its Representatives on a non-confidential basis from any third party, the disclosure of which to H&F or such Representative did not, to its and their knowledge after reasonable inquiry, violate any contractual, legal or other obligation such third party has to the Company or any other person with respect to such information; or (v) was independently developed by H&F or its Representatives without reliance on or use of any Confidential Information, as shown by written records and other competent evidence prepared contemporaneously with such independent development.

Hellman & Friedman Advisors LLC

September 7, 2022

2.                  Use and Disclosure of Confidential Information.

(a)               H&F hereby agrees that it shall, and shall direct its Representatives to, use the Confidential Information solely for the purposes of evaluating its investment in the Company and enabling H&F to provide its perspectives and insights on the Company’s business, strategy and finances to the Company (the “Purpose”), and for no other purpose. Confidential Information will be held in the strictest confidence by H&F and H&F will not disclose any of the Confidential Information to any third parties without the prior written consent of the Company, provided, however, that H&F may confidentially disclose Confidential Information to H&F’s Representatives that are employees, officers, directors, managers or, if identified on H&F or its investment fund Affiliates’ website, senior operating partners and/or legal counsel solely for use in connection with its and its Affiliates’ investment in the Company or for such Representatives who need to know such information to fulfill their duties to assist H&F or its Affiliates in evaluating and monitoring its and its Affiliates’ investment in the Company, are informed by it of the confidential nature of such information and agree to be bound by this Agreement as if they were a party hereto. H&F agrees that it and its Representatives will undertake all precautions to safeguard and protect the confidentiality of and avoid disclosure and unauthorized use of the Confidential Information (which shall be no less stringent than measures taken with respect to its and its Representatives’ own most highly confidential and proprietary information). H&F will be responsible for any breach of the terms of this Agreement by any of H&F’s Representatives or Affiliates as if they were parties hereto. To the extent permitted by Law (as defined herein), H&F and its Representatives will promptly notify the Company in the event of any unauthorized use or disclosure of Confidential Information.

(b)               In the event that H&F or any of its Representatives are requested or required by law, regulation, audit or inquiries by a regulator, bank examiner or self-regulatory organization, deposition, interrogatories, requests for information or documents in legal, regulatory or administrative proceedings, subpoena, civil investigative demand or other similar process (collectively, “Law”) to disclose any of the Confidential Information, H&F and its Representatives (as applicable) shall provide the Company with prompt written notice, to the extent not prohibited by Law, rule or regulation or court or administrative order, of any such request or requirement so that the Company may seek a protective order (at the Company’s sole expense). If, in the absence of a protective order, H&F or any of its Representatives are nonetheless, upon advice of counsel, required to disclose Confidential Information, H&F or its Representative may disclose such Confidential Information, without liability hereunder, only to the extent legally required to do so; provided that, to the extent legally permissible, H&F shall give (and cause its Representatives to give) the Company prompt written notice of the portion of Confidential Information to be disclosed as far in advance of the disclosure as is practicable and shall exercise (and cause its Representatives to exercise) commercially reasonable efforts, at the Company’s expense, to obtain assurances that confidential treatment will be accorded to such Confidential Information. Notwithstanding the foregoing, notice to the Company shall not be required if such disclosure is made to bank or regulatory examiner, auditor or governmental authority with jurisdiction over H&F or such Representative in connection with a routine audit or examination that is not specifically directed at the Company, the Confidential Information or the investment by H&F or its Affiliates in the Company; provided that H&F or such Representative, as applicable, uses their respective commercially reasonable efforts to obtain assurances that confidential treatment be accorded to any information so disclosed pursuant to such audit or examination.

Hellman & Friedman Advisors LLC

September 7, 2022

(c)               All documents and other tangible objects containing or representing Confidential Information and all copies thereof which are in the possession of H&F or its Representatives shall be and remain the property of Company and shall be promptly returned or destroyed upon the Company’s request; provided that H&F and its Representatives may retain Confidential Information to the extent required to comply with Law or for the purpose of internal information retention and compliance policies so long as such Confidential Information is only accessible by legal, compliance and IT personnel as may be required for compliance with Law and internal information retention or compliance policies. Notwithstanding the return or destruction required by this section, H&F and its Representatives shall continue to be bound by all duties and obligations hereunder in accordance with the terms hereof.

(d)               H&F understands and agrees that neither the Company nor any of its Representatives makes any representation or warranty, express or implied, on which H&F may rely as to the accuracy or completeness of the Confidential Information. H&F agrees that, except as specifically set forth in this Agreement, neither the Company nor any of its Representatives shall have any liability whatsoever to H&F, its Representatives or its Affiliates, including, without limitation, in contract, tort or under federal or state securities laws, relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom.

3.                  Certain Actions.

(a)               During the Standstill Period, H&F shall not, and shall cause its Affiliates not to, directly or indirectly, in any manner, alone or in concert with others (unless specifically requested by the Company, acting through a resolution of a majority of the Board of Directors of the Company (the “Board of Directors”)), (i) engage in, or in any way participate in any “solicitation” of proxies for the election of individuals to the Board of Directors or to approve stockholder proposals that have not been recommended for approval by the Board of Directors, or become a “participant” in any contested “solicitation” for the election of directors to the Board of Directors, otherwise seek to influence the vote of holders of any voting securities of the Company, or make or be the proponent of any stockholder proposal; (ii) join, encourage, influence, advise or in any way participate in any “group” with any persons who are not Affiliates with respect to any securities of the Company; (iii) acquire, offer to acquire, or agree to acquire, directly or indirectly, any securities of the Company or any derivatives of such securities that would result in H&F, together with its Affiliates, having Beneficial Ownership in more than 9.9% in the aggregate of the shares of the Company Common Stock outstanding at such time, excluding, if applicable, any issuance by the Company of shares of Company Common Stock or options, warrants or other rights to acquire Common Stock (or the exercise thereof) to any director of the Company who is an Affiliate of H&F as compensation for such director’s membership of the Board of Directors; provided that nothing herein will require any shares of Company Common Stock or other securities to be sold to the extent H&F and its Affiliates, collectively, exceed the ownership limit under this paragraph as the result of a share repurchase or other Company actions that reduce the number of outstanding shares of Company Common Stock; (iv) transfer, directly or indirectly, the Company Common Stock Beneficially Owned by H&F or its Affiliates or any economic or voting rights decoupled from the underlying securities held by H&F or its Affiliates to any Person that, to the knowledge of H&F at the time it enters into such transaction, would result in such Person, together with its Affiliates and Associates, having Beneficial Ownership in the aggregate of more than 10% of the shares of Company Common Stock outstanding at such time, provided that nothing in this clause (iv) shall in any way prohibit, limit or restrict any transfer (A) pursuant to any bona fide margin loan, back leverage or similar loan arrangement or any foreclosure thereunder, (B) pursuant to (1) the tender of any Company Common Stock into any tender or exchange offer made to some or all of the holders of Company Common Stock by a third party for a number of voting equity securities that, if consummated, would result in a Change in Control (as defined below) solely to the extent that (x) the Board of Directors has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act or (y) such tender offer or exchange offer is either (I) a tender offer or exchange offer for less than all of the outstanding shares of Company Common Stock or (II) part of a two-step transaction and the consideration to be received in the second step of such transaction is not identical in the amount or form of consideration (or the election of the type of consideration available to the holders of the Company Common Stock is not identical in the second step of such transaction) as the first step of such transaction or (2) a merger, consolidation or similar transaction entered into by the Company, (C) in a bona fide underwritten public offering (or an equivalent transaction under Rule 144A), in a block sale to one or more broker-dealers in connection with a transaction pursuant to Rule 144A or in a broker transaction pursuant to Rule 144 (provided that, in relation to any such Rule 144A offering or such Rule 144 offering, H&F has not directly or indirectly instructed or encouraged any initial purchaser, broker or broker dealer as applicable, to sell such Company Common Stock to a specific third party or class of third parties which would otherwise result in a violation of this clause (iv)), or (D) in a derivatives transaction entered into with, or purchased from, a bank, broker-dealer or other recognized derivatives dealer that is not a hedge fund or activist investor, or to the knowledge of H&F, an Affiliate of a hedge fund or activist investor; (v) effect or seek to effect, make any proposal with respect to, or in any way solicit, assist or facilitate any other person to effect, seek to effect, participate in or make any proposal with respect to, any Extraordinary Transaction or make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause shall not preclude the tender by H&F or its Affiliates of any securities of the Company into any tender or exchange offer or the vote by H&F or its Affiliates of any voting securities of the Company with respect to any Extraordinary Transaction; (vi) (A) call or seek to call any meeting of stockholders of the Company, (B) publicly seek representation on the Board of Directors, (C) seek the removal of any member of the Board of Directors, (D) make a demand to inspect the Company’s books and records, or (E) solicit consents from stockholders; (vii) take any action in support of or make any proposal or request with respect to, or solicit, assist or facilitate any other person in taking any action in support of or making any proposal or request with respect to: (A) changing the Board of Directors or management of the Company (other than the potential inclusion of an Affiliate of H&F on the Board of Directors, which may be discussed privately with the Board of Directors or management of the Company), (B) any material change in the capitalization or dividend policy of the Company, (C) any other material change in the Company’s business or corporate structure, or (D) seeking to have the Company waive or make amendments or modifications to the Company’s certificate of incorporation or bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person; (viii) make disparaging statements about the Company or its Subsidiaries or any of its current or former officers or directors in a manner that is reasonably expected to result in a broad dissemination of such remarks (provided, that H&F or its applicable Affiliates shall have the opportunity to publicly cure any such statement within two (2) Business Days after being informed by the Company that H&F or its Affiliates have breached this clause (viii)); (ix) make any public disclosure regarding any intent, purpose, plan or proposal related to the Company that is inconsistent with the provisions of this Agreement; (x) enter into any discussions, negotiations, agreements or understandings with any third party with respect to any of the foregoing clauses (i) through (ix), or advise, assist, knowingly encourage or seek to persuade any third party to take any action or make any statement with respect to any of the foregoing clauses (i) through (ix); or (xi) request any amendment, modification or waiver of this Section 3(a) (including this clause (xi)).

Hellman & Friedman Advisors LLC

September 7, 2022

(b)               The foregoing provisions of Section 3(a) shall not be deemed to prohibit H&F and its Affiliates or their respective directors, executive officers, partners, employees or managing members or agents (acting in such capacity) from communicating privately with the Company’s directors, officers or advisors so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications; provided that no such person may request, directly or indirectly, any amendment, modification or waiver of this Section 3.

(c)               Notwithstanding anything in this Section 3 (including Section 3(a)) to the contrary, if (i) the Company enters into a definitive agreement providing for a transaction that, if consummated, would result in a Change in Control and (ii) the Company had not, reasonably prior to entering into such definitive agreement, provided H&F with a written notice inviting H&F and its Affiliates to make one or more proposals or offers to effect a transaction that would result in a Change in Control, then after the announcement of such transaction and prior to the earlier of any termination of such definitive agreement or Company stockholder approval of such definitive agreement, nothing in this Section 3 (including Section 3(a)) will prevent H&F and its Affiliates (A) from submitting to the Board of Directors one or more bona fide proposals or offers for an alternative transaction involving, directly or indirectly, one or more of H&F’s Affiliates, (B) pursuing and entering into any such alternative transaction with the Company and (C) taking any actions in furtherance of the foregoing, including actions relating to obtaining equity and/or debt financing for the alternative transaction as long as (x) any proposal or offer is conditioned on the proposed transaction being approved by the Board of Directors and (y) H&F and its Representatives do not make any public announcement or disclosure of such proposal, offer or actions other than any filings and disclosures that may be required in filings with the SEC.

(d)               Without limiting H&F’s obligations under, and subject to the restrictions in, Section 3(a), the Company hereby acknowledges neither H&F nor any of its Affiliates owes the Company any duty that would restrain or restrict H&F or its Affiliates from purchasing or selling any securities of the Company or any derivatives of such securities, in each case, except during any Closed Trading Window (as defined below). “Closed Trading Window” shall mean (i) the Company’s regular quarterly restricted trading period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect and which is not longer than the regular quarterly restricted period that has been in effect historically consistent with past practice in all material respects and (ii) any restricted trading period that the Company deems necessary or advisable to prohibit persons who possess material, non-public information of the Company from trading on the basis of such information that is applicable to directors and officers of the Company; provided, that the Company shall not implement or maintain any trading policy or similar guideline or policy with respect to the trading of securities of the Company or any derivatives thereof that is targeted at H&F or its Affiliates. This Section 3(d) shall survive for ninety (90) days following the Termination Date. H&F hereby acknowledges that it is aware, and that it will advise its Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who is in possession of material, non-public information concerning an issuer with respect to matters that are of the nature of those covered by this Agreement from purchasing or selling securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person may purchase or sell such securities.

Hellman & Friedman Advisors LLC

September 7, 2022

(e)               Until the date that is six months following the Termination Date, H&F shall and shall (to the extent necessary to comply with this Section 3(e)) cause its Affiliates to: (i) take such action at each meeting of the stockholders of the Company as may be required so that all shares of issued and outstanding Company Common Stock Beneficially Owned, directly or indirectly, by it and/or by any Affiliate are voted in the same manner (“for,” “against,” “withheld,” “abstain” or otherwise) as recommended by the Board of Directors to the other holders of Company Common Stock (including with respect to director elections, except for any proposal regarding an Extraordinary Transaction or any proposal required by NASDAQ Listing Rule 5635(a), 5635(b) and 5635(d); and (ii) be present, in person or by proxy, at all meetings of the stockholders of the Company so that all shares of issued and outstanding Company Common Stock Beneficially Owned by it or them from time to time may be counted for the purposes of determining the presence of a quorum and voted in accordance with the preceding clause at such meetings (including at any adjournments or postponements thereof), including as a result of calling back loaned out shares of Company Common Stock. This Section 3(e) shall also apply to the execution by such persons of any written consent in lieu of a meeting of holders of shares of Company Common Stock.

4.                  Definitions. For purposes of this Agreement:

(a)               “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person, provided that, notwithstanding the foregoing, with respect to H&F (i) the Company and the Company’s Subsidiaries shall not be considered Affiliates of H&F and (ii) Section 11 of this Agreement shall apply;

(b)               “Associate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act;

(c)               “Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement (i) the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time and (ii) solely with respect to the first reference to “Beneficial Ownership” or “Beneficially Own” in Section 3(a), Section 12 and the definition of “Standstill Period”, a person shall be deemed to Beneficially Own any securities that are Beneficially Owned, directly or indirectly, by a counterparty under any derivatives contract (without regard to any short or similar position under the same or any other derivatives contract) to which such person or its Affiliates or Associates is a party, regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares of Company Common Stock or other property;

Hellman & Friedman Advisors LLC

September 7, 2022

(d)               “Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to remain closed;

(e)               “Change in Control” shall mean the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company, (ii) any Person or “group” (as such term is used in Section 13 of the Exchange Act) (in each case excluding any member of H&F or any of its Affiliates), directly or indirectly, obtains Beneficial Ownership of 50% or more of the outstanding Company Common Stock, (iii) the Company consummates any merger, consolidation or similar transaction, unless the stockholders of the Company immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Company Common Stock immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of all of voting power of the outstanding shares of voting equity securities of the surviving or resulting entity in such transaction immediately following the consummation of such transaction or (iv) a majority of the Board of Directors is no longer composed of (x) directors who were directors of the Company on the date of this Agreement and (y) directors who were nominated for election or elected or appointed to the Board of Directors with the approval of a majority of the directors described in subclause (x) together with any incumbent directors previously elected or appointed to the Board of Directors in accordance with this subclause (y).

(f)                “Company Common Stock” shall mean the common stock, par value $0.001 per share, of the Company;

(g)               “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended;

(h)               “Extraordinary Transaction” shall mean any transaction that would result in a Change in Control of the Company or any tender or exchange offer, merger, consolidation, acquisition, scheme of arrangement, business combination, recapitalization, reorganization, sale or acquisition of all or substantially all assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its Subsidiaries or joint ventures or any of their respective securities.

Hellman & Friedman Advisors LLC

September 7, 2022

(i)                 “Person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature;

(j)                 “Representative” shall mean, with respect to a party, such party’s affiliates, and its and their respective partners, directors, managers, officers, employees, advisors and representatives (including but not limited to attorneys, accountants, consultants and financial advisors) and in the case of H&F, solely limited to those of such persons who have been provided with Confidential Information by H&F or on H&F’s behalf pursuant hereto;

(k)               “SEC” shall mean the U.S. Securities and Exchange Commission;

(l)                 “Standstill Period” shall mean the period commencing on the date of this Agreement and ending on the earliest of (i) the date that is six months following the Termination Date, (ii) the effective date of a Change in Control and (iii) six months after the date on which H&F and its Affiliates no longer Beneficially Own any shares of Company Common Stock.

(m)             “Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries; and

(n)               Terms used in quotation marks that are not otherwise defined herein shall have the meanings set forth by the Exchange Act and the rules promulgated thereunder, except that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act.

5.                  Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, (a) when delivered by hand, with written confirmation of receipt; (b) upon sending if sent by electronic mail to the electronic mail addresses below, with confirmation of receipt from the receiving party by electronic mail; (c) one Business Day after being sent by a nationally recognized overnight courier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

if to the Company:

Splunk Inc.

270 Brannan Street

San Francisco, California 94107

Attn: Scott Morgan, Smorgan@splunk.com

Hellman & Friedman Advisors LLC

September 7, 2022

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attn: David A. Katz, Dakatz@wlrk.com

Sidley Austin LLP

1001 Page Mill Road, Building 1

Palo Alto, California 94304

Attn: Derek Zaba, Dzaba@sidley.com

if to H&F:

Hellman & Friedman Advisors LLC

415 Mission Street, Suite 5700

San Francisco, California 94105

Attn: Arrie Park

Email: apark@hf.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

Attn: Atif Azher, aazher@stblaw.com; William Brentani,

wbrentani@stblaw.com; and Mark Myott,

mark.myott@stblaw.com

6.                  Specific Performance; Choice of Law; Forum.

(a)               This Agreement and any disputes arising out of or related to this Agreement (whether for breach of contract, tortious conduct or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the choice of law principles of such state. Any action to enforce the terms and provisions of this Agreement or relating to the transactions contemplated by this Agreement shall be brought exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any state or federal court sitting in the State of Delaware. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery in the State of Delaware or other federal or state courts sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the federal or state courts of the State of Delaware. Each party irrevocably and unconditionally waives any objection to the laying of venue of any legal proceeding arising out of this Agreement in such courts, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. The parties agree that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. The parties agree that delivery of process or other papers in connection with any such legal proceeding in the manner provided in Section 5 of this Agreement or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. FURTHERMORE, EACH OF THE PARTIES HERETO (A) IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY AND (B) AGREES TO WAIVE ANY BONDING REQUIREMENT UNDER ANY APPLICABLE LAW, IN THE CASE ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF. Each party agrees that any violation or threatened violation of this Agreement will cause irreparable injury to the non-breaching party for which monetary damages would not be a sufficient remedy and that the non-breaching party shall be entitled to equitable relief, including specific performance and injunctive relief, in addition to all legal remedies, without proof of actual damages. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and no party shall seek, and will waive any requirement for, the securing or posting of a bond in connection with the non-breaching party seeking or obtaining such relief.

Hellman & Friedman Advisors LLC

September 7, 2022

7.                Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

8.                  Termination. This Agreement shall terminate on the date that a party gives written notice of termination to the other party (the date of such termination, the “Termination Date”). Termination of this Agreement by either party shall not impair the rights or limit the liabilities of any party that may have accrued on or before such Termination Date. Notwithstanding the foregoing or anything to the contrary in this Agreement, (a) each party and its Representatives shall remain subject to the confidentiality and use obligations hereunder regarding any Confidential Information for a period of twenty-four (24) months from the Termination Date; provided that the confidentiality and use obligations hereunder regarding any Confidential Information that constitutes a trade secret will continue in effect for ten (10) years after the Termination Date, (b) Sections 3(a), 3(b), 3(c) and 3(e) shall survive for six months following the Termination Date, (c) Section 11 shall survive for so long as any other Section in this Agreement remains in effect, and (d) Sections 3(d) and 12 shall survive the Termination Date in accordance with their terms.

9.                  Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same agreement and shall become a binding agreement. Signatures of the parties transmitted by facsimile, PDF, jpeg, .gif, .bmp or other electronic file shall be deemed to be their original signatures for all purposes, and the exchange of copies of this Agreement and of signature pages by facsimile transmission, PDF or other electronic file shall constitute effective execution and delivery of this Agreement as to the parties.

Hellman & Friedman Advisors LLC

September 7, 2022

10.              Entire Understanding. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior or contemporaneous agreements or understandings, whether written or oral. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof. This Agreement may be amended only by an agreement in writing executed by the parties hereto.

11.              Portfolio Companies. Nothing in this Agreement (including the ownership of any securities of the Company) shall be applicable to or binding upon H&F’s affiliated investment funds’ portfolio companies and they shall not be considered “Affiliates” of H&F for any purpose under this Agreement; provided that to the extent a portfolio company has been actually provided with Confidential Information by or on behalf of H&F or has been directed, encouraged, instructed, assisted or advised by, or coordinated with, H&F or its Representatives in carrying out any act prohibited by this Agreement, it shall be deemed to be an “Affiliate” of H&F and H&F’s Representative for purposes of this Agreement. For purposes of clarification, a portfolio company shall not be deemed to have been provided with Confidential Information as a result of H&F’s employees or managing directors, or the employees or managing directors of H&F’s affiliated investment funds or related management and advisor entities (collectively, “H&F Personnel”), serving on the board of directors (or equivalent body) of such company; provided that such H&F Personnel do not (i) disclose Confidential Information to any other directors, officers or employees of such company (excluding other H&F Personnel) or (ii) use Confidential Information for the benefit of such company. The Company hereby acknowledges and agrees that certain Affiliates of H&F are or may become a party to separate confidentiality undertakings with the Company pursuant to which such Affiliates and their representatives are provided with confidential information by or on behalf of the Company, and in the event such separate undertaking does not contain a use obligation substantially similar to the Purpose, such separate undertaking, and not this Agreement, shall apply to any such Affiliate with respect to any such confidential information.

12.              Other Matters. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that H&F and its Affiliates are engaged in the business of private equity investing and may from time to time invest in or acquire entities that develop and utilize technologies, products or services that are similar or complimentary to, or competitive with, the Company or in which the Company is also seeking to invest or acquire, and any such investment or acquisition by H&F and its Affiliates will not, in and of itself, be a breach of this Agreement if such investment or acquisition is presented or identified to H&F or its Affiliates by a source other than the Company and H&F or its applicable Affiliate does not disclose or use Confidential Information in connection with making such investment or acquisition, and this Agreement is not otherwise breached in connection with such investment or acquisition. This Section 12 shall survive for so long as H&F Beneficially Owns any securities of the Company.

[Signature page follows]

If the terms hereof are in accordance with your understanding, please sign below, and this Agreement shall constitute a binding agreement between the parties.

SPLUNK INC.

By:	/s/ Jason Child
Name: Jason Child
Title: CFO

Acknowledged and agreed to as of the date first written above:

HELLMAN & FRIEDMAN ADVISORS LLC

By:	/s/ David Tunnell
Name: David R. Tunnell
Title: Authorized Signatory

[Signature Page to Letter Agreement]